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                                                                   EXHIBIT 99.3

      Form of Letter to DTC Participants Regarding the Offer to Exchange

               Unregistered 8.75% Senior Secured Notes Due 2011

                                      for

                      8.75% Senior Secured Notes Due 2011
          which have been registered under the Securities Act of 1933 of

                         Hanover Equipment Trust 2001B
              payable from lease obligations of and guaranteed by

                    Hanover Compression Limited Partnership
              which lease obligations and notes are guaranteed by

                          Hanover Compressor Company

                  Pursuant to the Prospectus dated    , 2002

  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON     ,
  2002, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                                                                         , 2002

To Brokers, Dealers, Commercial Banks
Trust Companies and Other Nominees:

   Enclosed for your consideration is a Prospectus, dated     , 2002, of
Hanover Equipment Trust 2001B (the "Issuer"), Hanover Compression Limited Partnership ("HCLP"), and Hanover Compressor Company ("Hanover"), and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Issuer to exchange any and all of the Issuer's outstanding unregistered 8.75% Senior Secured Notes due 2011 (the "Old Notes") for $250,000,000 principal amount of the Issuer's 8.75% Senior Secured Notes due 2011 (the "New Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), which New Notes are payable from lease obligations of and guaranteed by HCLP, which lease obligations and New Notes are guaranteed by Hanover, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Prospectus and Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

   We are asking you to contact your clients for whom you hold Old Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Old Notes registered in their own name.

   Enclosed are copies of the following documents:

      1. The Prospectus;

      2. The Letter of Transmittal for your use in connection with the tender of Old Notes and for the information of your clients;

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      3. The Notice of Guaranteed Delivery to be used to accept the Exchange
   Offer if the Old Notes and all other required documents cannot be delivered to the Exchange Agent prior to the Expiration Date;

      4. A form of letter that may be sent to your clients for whose accounts you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

      5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

   DTC participants will be able to execute tenders through the DTC Automated Tender Offer Program.

   PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON    , 2002, UNLESS EXTENDED BY THE COMPANY. WE URGE YOU TO CONTACT YOUR
CLIENTS AS PROMPTLY AS POSSIBLE.

   You will be reimbursed by the Issuer for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

   Additional copies of the enclosed material may be obtained from the Exchange Agent, at the address and telephone numbers set forth in the Prospectus and the Letter of Transmittal.

                                          Very truly yours,

                                          HANOVER EQUIPMENT TRUST 2001B

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NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON
AS AN AGENT OF THE ISSUER, HCLP, HANOVER OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

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